EXHIBIT 4.15

                             CERTIFICATE OF TRUST

                                      OF

                                 AES TRUST III


               THIS Certificate of Trust of AES Trust III (the "Trust"), dated as of November 13, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

               1. Name. The name of the business trust being formed hereby is AES Trust III.

               2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

               3. Effective Date. This Certificate of Trust shall be effective as of its filing.

               4. Registered Agent. The name and address of the Registered Agent upon whom process of service may be served is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

               IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                 FIRST CHICAGO DELAWARE INC.,
                                   AS DELAWARE TRUSTEE


                                 By: /s/ L. Dillard
                                     _____________________________
                                      Name:  L. Dillard
                                      Title: Vice President



                                 THE FIRST NATIONAL BANK OF
                                   CHICAGO


                                 By: /s/ Richard D. Manella
                                     ______________________________
                                     Name:  Richard D. Manella
                                     Title: Vice President

                                     /s/ William R. Luraschi
                                     ______________________________
                                     William R. Luraschi as Trustee

                                     /s/ Willard Hoagland
                                     _____________________________
                                     Willard Hoagland as Trustee

                                     /s/ Barry J. Sharp
                                     _____________________________
                                     Barry J. Sharp as Trustee